As filed with the Securities and Exchange Commission on February 25, 2020
Registration No. 333-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREIF, INC.
(Exact name of registrant as specified in its charter)

DELAWARE		31-4388903
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

425 Winter Road, Delaware, Ohio		43015
(Address of principal executive offices)		(Zip Code)

Greif, Inc. Amended and Restated Long-Term Incentive Plan
(Full title of the plan)

Gary R. Martz, Esq. Executive Vice President, General Counsel and Secretary Greif, Inc. 425 Winter Road Delaware, Ohio 43015 (740) 549-6000
Name, address and telephone number, including area code, of agent for service)

with copies to Joseph P. Boeckman, Esq. Baker & Hostetler LLP 200 Civic Center Drive, Suite 1200 Columbus, Ohio 43215 (614) 228-1541

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Class A Common Stock, without par value	750,000	$41.59	$31,192,500.00	$4,049.00

(1) Represents additional shares of Class A Common Stock issuable pursuant to the Amended and Restated Long-Term Incentive Plan, as amended (the “Plan”).
(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminable number of additional shares of Class A Common Stock that may become issuable pursuant to the anti-dilution provisions of the Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and computed on the basis of $41.59 per share for the Class A Common Stock, which was the average of the high and low sale prices of the Class A Common Stock as reported on the New York Stock Exchange on February 20, 2020.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (this “Registration Statement”) of Greif, Inc. (the “Company” or the “Registrant”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register 750,000 additional shares of the Company’s Class A Common Stock, without par value (the “Class A Common Stock”), under the Company’s Amended and Restated Long-Term Incentive Plan, as amended (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2008 (Registration No. 333-151475).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K filed with the Commission on December 18, 2019 (File No. 001-00566);

(2)
The Registrant’s Current Report on Form 8-K filed with the Commission on December 12, 2019 (other than Items 2.02 and 9.01 contained therein, which have been furnished, but not filed, with the Commission); and

(3)
All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report on Form 10-K referenced in (1), above.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement, including those incorporated by reference:

Exhibit No.	Description of Exhibit	If Incorporated by Reference, Document with which Exhibit was Previously Filed with SEC
4.1	Greif, Inc. Amended and Restated Long-Term Incentive Plan.	Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2006, File No. 001-00566 (see Exhibit 10.1 therein).
4.2	Amendment No. 1 to Greif, Inc. Amended and Restated Long-Term Incentive Plan.	Annual Report on Form 10-K for the fiscal year ended October 31, 2014, File No. 001-00566 (see Exhibit 10.8 therein).
4.3	Amendment No. 2 to Greif, Inc. Amended and Restated Long-Term Incentive Plan.	Annual Report on Form 10-K for the fiscal year ended October 31, 2018, File No. 001-00566 (see Exhibit 10.8 therein).
4.4	Amendment No. 3 to Greif, Inc. Amended and Restated Long-Term Incentive Plan.	Included herein.
5	Opinion of Baker & Hostetler LLP.	Included herein.
23(a)	Consent of Baker & Hostetler LLP.	Contained in Exhibit 5.
23(b)	Consent of Deloitte & Touche LLP.	Included herein.
24	Powers of Attorney for Vicki L. Avril-Groves, Bruce A. Edwards, Mark A. Emkes, John F. Finn, Michael J. Gasser, Daniel J. Gunsett, Judith D. Hook and John W. McNamara.	Post-Effective Amendment No. 1 to Registration on Form S-8, File No. 333-26767 (see Exhibit 24 therein).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-8 Registration Statement and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delaware, State of Ohio, on February 25, 2020.

GREIF, INC.

By:	/s/ PETER G. WATSON
Name:	Peter G. Watson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Form S-8 Registration Statement has been signed on its behalf by the following persons in the capacities indicated on February 25, 2020.

/s/ PETER G. WATSON	/s/ LAWRENCE A. HILSHEIMER
Peter G. Watson President and Chief Executive Officer Member of Board of Directors (principal executive officer)	Lawrence A. Hilsheimer Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ DAVID C. LLOYD	MICHAEL J. GASSER*
David C. Lloyd Vice President, Corporate Financial Controller (principal accounting officer)	Michael J. Gasser Chairman Member of Board of Directors

VICKI L. AVRIL-GROVES*	BRUCE A. EDWARDS*
Vicki L. Avril-Groves Member of Board of Directors	Bruce A. Edwards Member of Board of Directors

MARK A. EMKES*	JOHN F. FINN*
Mark A. Emkes Member of Board of Directors	John F. Finn Member of Board of Directors

DANIEL J. GUNSETT*	JUDITH D. HOOK*
Daniel J. Gunsett Member of Board of Directors	Judith D. Hook Member of Board of Directors

JOHN W. MCNAMARA*
John W. McNamara Member of Board of Directors

*
The undersigned, Peter G. Watson, by signing his name hereto, does hereby sign and execute this Form S-8 Registration Statement on behalf of each of the above-named persons pursuant to powers of attorney duly executed by such persons and filed as exhibits to this Form S-8 Registration Statement.

/s/ Peter G. Watson
Peter G. Watson, Attorney-in-Fact